Exhibit 7.7

SUPERIOR COURT OF THE STATE OF WASHINGTON

THURSTON COUNTY

SBI HOLDINGS, INC., a Japanese corporation; SBI CAPITAL MANAGEMENT CO., LTD.;	) )
SBI INVESTMENT CO., LTD.; SBI	)	No.
INCUBATION CO., LTD.; TRANS-SCIENCE	)
NO. 2A INVESTMENT LIMITED	)	COMPLAINT

PARTNERSHIP; SBI TRANSSCIENCE CO.,

LTD.; BIOVISION LIFE SCIENCE FUND NO.

1; SBI BB MEDIA INVESTMENT LIMITED

PARTNERSHIP; SBI BIO LIFE SCIENCE

INVESTMENT LPS; SBI BB MOBILE

INVESTMENT LPS; SBI PHOENIX NO. 1

INVESTMENT LPS; SBI BROADBAND

FUND NO. 1 LIMITED PARTNERSHIP; and

DR. RYO KUBOTA, an individual,

) ) ) ) ) ) ) ) )
Plaintiffs,	) )
v.	) )
ACUCELA INC., a Washington corporation,	) )
Defendant.	) )

Plaintiffs SBI Holdings, Inc.; SBI Capital Management Co., Ltd.; SBI Investment Co., Ltd.; SBI Incubation Co., Ltd.; Trans-Science No. 2A Investment Limited Partnership; SBI Transscience Co., Ltd.; BIOVISION Life Science Fund No. 1; SBI BB Media Investment Limited Partnership; SBI Bio Life Science Investment LPS; SBI BB Mobile Investment LPS; SBI Phoenix No. 1 Investment LPS; SBI Broadband Fund No. 1 Limited Partnership (collectively, “SBI” or “the SBI entities”) and Dr. Ryo Kubota (“Dr. Kubota”) by and through their undersigned counsel, allege as follows:

COMPLAINT - 1	Davis Wright Tremaine LLP
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I.     INTRODUCTION

1. This is an action seeking an order compelling Defendant Acucela Inc. (“Acucela”) to conduct a special shareholders meeting as soon as practicable, but not later than April 28, 2015, and to provide its shareholders written notice of that special meeting as soon as practicable.

2. The SBI entities and Dr. Kubota are Acucela shareholders. On January 28, 2015, SBI made a written demand for a special meeting of Acucela’s shareholders, in compliance with the Amended and Restated Bylaws of Acucela (the “Bylaws”) and with the Washington Business Corporation Act, RCW 23B.07.020. By statute, Acucela was required to give written notice of the special shareholders meeting by February 27, 2015—i.e., within 30 days after the written demand. RCW 23B.07.030.

3. Acucela has failed to give written notice of the special shareholders meeting, even though the 30-day period in which to do so expired on February 27, 2015. Rather, Acucela has made it clear that it does not intend to call a special shareholders meeting at all. Accordingly, the SBI entities and Dr. Kubota bring this action seeking an order from the Court compelling Acucela to hold a special meeting of the shareholders no later than April 28, 2015, as required by Acucela’s Bylaws and the Washington Business Corporation Act.

II.     PARTIES

4. SBI Holdings, Inc. is a Japanese corporation with its principal place of business in Japan. It owns interests in a diverse portfolio of companies involved in financial services, asset management, and biotechnology research.

5. SBI Capital Management Co., Ltd.; SBI Investment Co., Ltd.; SBI Incubation Co., Ltd.; Trans-Science No. 2A Investment Limited Partnership; SBI Transscience Co., Ltd.; BIOVISION Life Science Fund No. 1; SBI BB Media Investment Limited Partnership; SBI Bio

COMPLAINT - 2	Davis Wright Tremaine LLP
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Life Science Investment LPS; SBI BB Mobile Investment LPS; SBI Phoenix No. 1 Investment LPS; and SBI Broadband Fund No. 1 Limited Partnership are all Japanese affiliates of SBI Holdings, Inc.

6. Dr. Kubota is a resident of Seattle, Washington. He is Acucela’s founder and serves as Chairman of its Board of Directors.

7. Defendant Acucela Inc. is a Washington corporation with its registered office in Olympia, Washington. Its headquarters are in Seattle. It is developing therapies to treat eye-diseases. Acucela’s stock is publicly-held and traded on the Tokyo Stock Exchange. Acucela files reports with the U.S. Securities and Exchange Commission.

III.     JURISDICTION AND VENUE

8. This Court has jurisdiction over this action pursuant to RCW 2.08.010 and RCW 23B.07.030.

9. Venue is proper in this Court pursuant to RCW 4.12.025(1) and (3) and RCW 23B.07.030.

IV.     FACTUAL BACKGROUND

A.	Acucela’s Bylaws and the Washington Business Corporation Act Provide Shareholders with the Right to Demand a Special Meeting.

10. Acucela’s Bylaws provide that “a special meeting of the shareholders shall be held if the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.” Bylaws at § 2.2 (attached hereto as Exhibit 1).

11. Acucela’s Bylaws further state that a special meeting demanded by shareholders shall be held at such date, time, and place as may be fixed by the Board of Directors, provided that the special meeting shall be held within ninety days after Acucela’s Secretary receives a demand for a special meeting. Id. The Bylaws provide Acucela with the option to call an annual meeting instead of calling the special meeting, but only if the annual meeting is held within ninety days of the date of demand for the special meeting and if the business of the annual meeting includes the business specified in the demand for the special meeting. Id.

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12. The Washington Business Corporation Act similarly provides that a corporation “shall hold a special meeting of the shareholders” upon demand by “the holders of at least ten percent of all the votes entitled to be cast” on the issue proposed, unless the corporation’s articles of incorporation provide otherwise. RCW 23B.07.020.

13. Acucela’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) impose no limitations on the ability of shareholders holding more than ten percent of the vote to demand a special meeting. See Articles of Incorporation (attached hereto as Exhibit 2).

14. Under the Washington Business Corporation Act, if notice of the special meeting is not given within thirty days after the date the demand was delivered to the corporation’s secretary, a court may summarily order a meeting to be held. RCW 23B.07.030.

B.	SBI Demanded a Special Shareholder Meeting.

15. The SBI entities collectively own 7,752,425 shares of Acucela’s common stock, constituting approximately 21.7% of Acucela’s common stock. See Schedule 13D/A Disclosure (attached hereto as Exhibit 3); see also 2014 Proxy Statement at 16 (attached hereto as Exhibit 4).

16. On January 28, 2015, SBI delivered to Acucela’s corporate secretary a letter pursuant to Section 2.2 of the Bylaws and RCW 23B.07.020(b), demanding that Acucela hold a special meeting of its shareholders (“Demand Letter,” attached hereto as Exhibit 5). The Demand Letter was delivered to Acucela’s corporate secretary both through electronic mail and by hand delivery to Acucela’s main office at 1301 Second Ave., Suite 1900, Seattle, WA 98101.

17. SBI’s Demand Letter provides that the purpose of the special meeting is: (1) to hold a shareholder vote to remove four members of Acucela’s board of directors; and (2) to

COMPLAINT - 4	Davis Wright Tremaine LLP
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hold a shareholder vote on four nominees for directors to fill vacancies created by the first vote. See Demand Letter (Ex. 5). These are proper matters for shareholder action, and the shareholders have a right to take these actions under the Bylaws and Washington statutory law. Bylaws at §§ 3.13 and 3.14 (Ex. 1); RCW 23B.08.030(2).

18. The Demand Letter includes a brief description of the proposals and the reasons for bringing those proposals. See Demand Letter (Ex. 5). The Demand Letter also includes the biographical information of the nominees, as well as the nominees’ written consent to being named as a nominee for Acucela’s board of directors. See id. Additionally, the Demand Letter includes the names and addresses of the shareholders that SBI anticipates will support the proposals (including Dr. Kubota), as well as the number of common shares beneficially owned by those identified shareholders. See id.

19. On January 28, 2015, SBI and Dr. Kubota entered into a Voting Agreement and Irrevocable Proxy (“Voting Agreement,” attached hereto as Exhibit 6). Under the Voting Agreement, SBI granted Dr. Kubota certain authority to cast votes on behalf of the SBI entities in favor of the proposals submitted by SBI. See id.

20. Dr. Kubota individually owns 10,240,654 shares of Acucela’s common stock directly and has the right to acquire an additional 10,000 shares of Acucela common stock upon the exercise of options presently exercisable.

21. SBI’s and Dr. Kubota’s combined shares constitute an absolute majority of all shares eligible to vote at an Acucela shareholders meeting.

22. Despite receiving a proper demand for a special meeting from shareholders holding more than ten percent of the eligible votes, Acucela has failed to issue a written notice to its shareholders of the special meeting within the thirty days required under Washington law (which expired on February 27, 2015).

23. Acucela’s Chief Executive Officer, who is also an incumbent director and one of the directors SBI seeks to remove, has indicated that Acucela does not intend to hold a special meeting within the ninety days required in the Bylaws and by the Washington Business Corporation Act. Rather, Acucela apparently does not intend to call a special meeting at all.

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24. Instead, Acucela intends to move forward with its annual meeting on June 8, 2015. However, because the annual meeting is not within ninety days of SBI’s demand, it cannot serve to replace the special meeting demanded by SBI.

V.     CAUSE OF ACTION

25. Plaintiffs reallege paragraphs 1-24, above as if fully alleged herein.

26. The Washington Business Corporation Act provides that the superior court of the county in which the corporation’s registered office is located may, after notice to the corporation, summarily order a meeting to be held “[o]n application of a shareholder who executed a demand for a special meeting valid under RCW 23B.07.020, if [n]otice of the special meeting was not given within thirty days after the date the demand was delivered to the corporation’s secretary . . . .” RCW 23B.07.030.

27. The SBI entities collectively are holders of more than ten percent of the voting stock of Acucela.

28. On January 28, 2015, SBI executed and delivered to Acucela’s secretary a demand for a special meeting of the shareholders, in compliance with RCW 23B.07.020 and Acucela’s Bylaws.

29. Acucela has acknowledged receipt of the Demand Letter and has not asserted that it is defective in any respect.

30. Thirty days have passed since the demand was delivered to Acucela’s secretary.

31. Acucela has not given notice to its shareholders of a special meeting.

32. Accordingly, SBI and Dr. Kubota respectfully request that the Court issue an order directing Acucela to conduct a special shareholders meeting as soon as practicable but no later than April 28, 2015.

COMPLAINT - 6	Davis Wright Tremaine LLP
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VI.     PRAYER FOR RELIEF

SBI and Dr. Kubota pray for relief as follows:

1. An Order pursuant to RCW 23B.070.030 that:

a) Requires Acucela to hold a special meeting as soon as practicable, but no later than April 28, 2015;

b) Directs Acucela to issue a written notice of the special meeting to its shareholders as soon as practicable; and

c) Directs Acucela to comply with the notice requirements contained in Acucela’s Bylaws and in the Washington Business Corporation Act.

2. An award of all attorneys’ fees and costs incurred by SBI and Dr. Kubota in prosecuting their claims against Acucela;

3. Such other and further relief as the Court may deem just and equitable in the circumstances.

DATED this 2nd day of March, 2015.

Davis Wright Tremaine LLP
Attorneys for Plaintiffs

By	/s/ Brendan T. Mangan
Brendan T. Mangan, WSBA #17231
Lauren Rainwater, WSBA #43625
1201 Third Ave., Suite 2200
Seattle, Washington 98101
tel: (206) 757-8260
fax: (206) 757-7260
brendanmangan@dwt.com

Joel C. Haims*
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
tel: (212) 468-8000
fax: (212) 468-7900
jhaims@mofo.com
Co-counsel for Plaintiffs SBI Holdings, Inc. and the SBI Entities

* Not yet admitted in this Court

COMPLAINT - 7	Davis Wright Tremaine LLP
LAW OFFICES
1201 Third Avenue, Suite 2200
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206.622.3150 main · 206.757.7700 fax